Exhibit 10(v)(a)
AMENDMENT NO. 1
to the
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of February 17, 2009
          AMENDMENT NO. 1 (this “Amendment”) dated as of the date first above written among The Stanley Works (the “Company”) and the Lenders executing this Amendment on the signature pages hereto.
          WHEREAS, the Company, the Lenders party thereto and Citibank, N.A., as administrative agent (the “Administrative Agent”), are parties to an Amended and Restated Credit Agreement dated as of February 27, 2008 (the “Credit Agreement”), providing, subject to the terms and conditions thereof, for revolving credit loans to be made to the Company and the Designated Borrowers; and
          WHEREAS, the parties hereto wish to amend the Credit Agreement in certain respects;
          NOW THEREFORE, the parties hereto hereby agree as follows:
          Section 1. Definitions. Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.
          Section 2. Amendments to the Credit Agreement. Subject to satisfying the conditions precedent in Section 4 hereof, but with effect as of the date hereof, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A hereto.
          Section 3. Representations and Warranties. The Company represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, that (a) the representations and warranties set forth in Article IV of the Credit Agreement and in each of the other Loan Documents that have been entered into by the Company or any of the Designated Borrowers, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date) and as if each reference in said Article IV to “this Agreement” included reference to this Amendment; provided that (x) in Sections 4.01(f) and 4.01(h) of the Credit Agreement, the reference to the Company’s Annual Report on Form 10-K for the year ended December 29, 2007 shall be deemed to be a reference to such Annual Report and each of the Company’s reports on Form 8-K and 10-Q during the period from February 27, 2008 through and including September 27, 2008 and (y) in Section 4.01(g) of the Credit Agreement, the reference to December 29, 2007 shall be deemed to be a reference to September

27, 2008 and (b) no Default or Event of Default has occurred and is continuing.
          Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:
     4.01. Execution. The Administrative Agent shall have received counterparts of this Amendment executed by the Company and the Lenders party to the Credit Agreement constituting the Required Lenders.
     4.02. Amendment Fee. The Administrative Agent shall have received for the account of each Lender, an amendment fee in an amount equal to 0.10% of the aggregate amount of the Commitment of each Lender on the date hereof.
     4.03 Fee and Expenses. The Company shall have paid in full the costs, expenses and fees as set forth in Section 8.04(a) of the Credit Agreement.
     4.04. Opinion of Counsel to Company. The Administrative Agent shall have received favorable opinions of counsel for the Company (which counsel shall be reasonably satisfactory to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent and covering such matters (including as to the enforceability of this Amendment and the Credit Agreement as amended hereby, the valid organization, good standing and due authorization of the Company, and the lack of any conflicts of the Company (including with respect to any material agreements)) as the Administrative Agent shall reasonably request.
     4.05. Corporate Documents. The Administrative Agent shall have received certified copies of the charter and by-laws of the Company and of all corporate authority for the Company (including, without limitation, board of director resolutions and evidence of the incumbency of officers for the Company) with respect to the execution, delivery and performance of this Amendment and the Credit Agreement as amended hereby (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).
          Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

THE STANLEY WORKS
By:
Name:
Title:

LENDERS CITIBANK, N.A.
By:
Name:
Title:

WELLS FARGO BANK, N.A.
By:
Name:
Title:

WILLIAM STREET LLC
By:
Name:
Title:

BARCLAYS BANK PLC
By:
Name:
Title:

BNP PARIBAS
By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON
By:
Name:
Title:

BANK OF AMERICA, N.A.
By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION
By:
Name:
Title:

J.P. MORGAN CHASE BANK, N.A.
By:
Name:
Title:

MERRILL LYNCH BANK USA
By:
Name:
Title:

MORGAN STANLEY BANK, N.A.
By:
Name:
Title:

ROYAL BANK OF CANADA
By:
Name:
Title:

WACHOVIA BANK, N.A.
By:
Name:
Title:

THE NORTHERN TRUST COMPANY
By:
Name:
Title:

UBS LOAN FINANCE LLC
By:
Name:
Title:

By:
Name:
Title:

Annex A
Amendments to the Credit Agreement
[Attached]

CREDIT AGREEMENT
          This AMENDED AND RESTATED CREDIT AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Agreement”) is made as of this 27th day of February, 2008 between THE STANLEY WORKS, a Connecticut corporation (the “Company”), the banks, financial institutions and other institutional lenders (the “Initial Lenders”) listed on the signature pages hereof, and CITIBANK, N.A. (“Citibank”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (as hereinafter defined).
          The Company, certain banks, financial institutions and other institutional lenders and the Administrative Agent are parties to a Credit Agreement dated as of December 1, 2005 (as amended, supplemented or otherwise modified from time to time, and as in effect on the date hereof, the “Existing Credit Agreement”), providing for the making of loans by such banks, financial institutions and other institutional lenders to the Company in an aggregate principal amount at any one time outstanding not exceeding $550,000,000.
          The parties hereto wish to amend the Existing Credit Agreement to, among other things, increase the aggregate amount of the Commitments to $800,000,000 and make certain other amendments and to restate the entire Existing Credit Agreement, as so amended, as set forth herein.
          Accordingly, subject to the occurrence of the Effective Date (as defined below), the parties hereto hereby agree that the Existing Credit Agreement is amended and restated to read in its entirety as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Acquiring Person” means any person (other than the ESOP) who is or becomes the beneficial owner, directly or indirectly, of 10% or more of the Company’s outstanding common stock.
          “Additional Commitment Agreement” has the meaning provided in Section 2.01(d)(iii).
          “Additional Commitment Lender” has the meaning provided in Section 2.01(d)(iii).
          “Advance” means a Committed Advance or an Uncommitted Advance. For the purposes of determining the unutilized amount of each Lender’s Commitment at any time, the amount of each Advance of such Lender that is outstanding in an Alternate Currency shall be deemed to be the Dollar Equivalent of the amount of such Advance.
          “Administrative Agent’s Account” means, with respect to any Currency, the account of the Administrative Agent maintained by the Administrative Agent for such Currency and most recently designated by it by notice to the Lenders and the Company.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Agent’s Group” has the meaning provided in Section 7.02(b).
          “Alternate Currencies” means Euros and Pounds Sterling.
          “Applicable Eurocurrency Margin” means, on any date for each Eurocurrency Rate Advance, the rate per annum equal to the arithmetical mean of the five-year credit default swap mid-rate spreads of the Company (the “Credit Default Swap Spread”) (as provided by Markit Group Limited (or any successor thereto) to the Administrative Agent) for each Business Day during the period of 30 days (the “Calculation Period”) immediately preceding but not including the day which falls two Business Days prior to the first day of the applicable Interest Period for such Advance; provided, that the Applicable Eurocurrency Margin shall in no event be less than a rate per annum equal to 0.75% or greater than a rate per annum equal to 2.50%; provided, further, that if the Applicable Eurocurrency Margin is unavailable on any Business Day during the Calculation Period, the arithmetical mean shall be calculated based on the actual number of Business Days within the Calculation Period for which such rate is available.
          ~~“Applicable Eurocurrency Margin” means, on any date for each Eurocurrency Rate Advance, (i) 0.1000% if on such date the Company’s outstanding Long-Term Indebtedness is rated A+ or higher by Standard & Poor’s, A1 or higher by Moody’s, or A+ or higher by Fitch, (ii) 0.1400% if on such date clause (i) is inapplicable and the Company’s outstanding Long-Term Indebtedness is rated A or higher by Standard & Poor’s, A2 or higher by Moody’s, or A or higher by Fitch, (iii) 0.1800% if on such date clauses (i) and (ii) are inapplicable and the Company’s outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor’s, A3 or higher by Moody’s, or A- or higher by Fitch, (iv) 0.2700% if on such date clauses (i), (ii) and (iii) are inapplicable and the Company’s outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor’s, Baa1 or higher by Moody’s, or BBB+ or higher by Fitch, and (v) 0.3500% if on such date clauses (i), (ii), (iii) and (iv) are inapplicable (including if such Long-Term Indebtedness is no longer rated by any agency); provided that if the respective levels of the Company’s outstanding Long-Term Indebtedness credit ratings differ, the “Applicable Eurocurrency Margin” will be determined based on, (a) if two of the ratings are at the same level and the other rating is one level higher or lower than those same ratings, the level corresponding the two same ratings shall apply, (b) if two of the ratings are at the same level and the other rating is two or more levels above the two same ratings, the level corresponding to the rating that is one level above these same ratings shall apply, (c) if two of the ratings are at the same level and the other rating is two or more levels below these same ratings, the level corresponding to the rating that is one level below the two same ratings shall apply and (d) if each of the three ratings fall within different levels, then the level corresponding to the rating that is in between the highest and the lowest ratings shall apply.~~

          If at any time the Applicable Eurocurrency Margin cannot be determined or is otherwise unavailable, the Company and the Required Lenders shall negotiate in good faith (for a period of up to thirty days after the Applicable Eurocurrency Margin first becomes unavailable (such thirty-day period, the “Negotiation Period”)) to agree on an alternative method for establishing the Applicable Eurocurrency Margin. The Applicable Eurocurrency Margin at any date of determination thereof which falls during the Negotiation Period shall be based upon the then most recently available quote as provided by Markit Group Limited (or any successor thereto) of the Credit Default Swap Spread; provided that the Applicable Eurocurrency Margin shall in no event be less than a rate per annum equal to 0.75% or greater than a rate per annum equal to 2.50%. If no such alternative method is agreed upon during the Negotiation Period, the Applicable Eurocurrency Margin at any date of determination subsequent to the end of the Negotiation Period shall be a rate per annum equal to 2.50%.
          “Applicable Facility Fee Rate” means, on any date, a rate per annum equal to (i) ~~0.0500~~0.0800% if on such date the Company’s outstanding Long-Term Indebtedness is rated A+ or higher by Standard & Poor’s, A1 or higher by Moody’s, or A+ or higher by Fitch, (ii) ~~0.0600~~0.1000% if on such date clause (i) is inapplicable and the Company’s outstanding Long-Term Indebtedness is rated A or higher by Standard & Poor’s, A2 or higher by Moody’s, or A or higher by Fitch, (iii) ~~0.0700~~0.1250% if on such date clauses (i) and (ii) are inapplicable and the Company’s outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor’s, A3 or higher by Moody’s, or A- or higher by Fitch, (iv) ~~0.0800~~0.1500% if on such date clauses (i), (ii) and (iii) are inapplicable and the Company’s outstanding Long-Term Indebtedness is rated BBB+ or higher by Standard & Poor’s, Baa1 or higher by Moody’s, or BBB+ or higher by Fitch, and (v) ~~0.1000~~0.2000% if on such date clauses (i), (ii), (iii) and (iv) are inapplicable (including if such Long-Term Indebtedness is no longer rated by any agency); provided that if the respective levels of the Company’s outstanding Long-Term Indebtedness credit ratings differ, the “Applicable Facility Fee Rate” will be determined based on, (a) if two of the ratings are at the same level and the other rating is one level higher or lower than those same ratings, the level corresponding the two same ratings shall apply, (b) if two of the ratings are at the same level and the other rating is two or more levels above the two same ratings, the level corresponding to the rating that is one level above these same ratings shall apply, (c) if two of the ratings are at the same level and the other rating is two or more levels below these same ratings, the level corresponding to the rating that is one level below the two same ratings shall apply and (d) if each of the three ratings fall within different levels, then the level corresponding to the rating that is in between the highest and the lowest ratings shall apply.
          “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of an Uncommitted Advance, the office of such Lender notified by such Lender to the Administrative Agent and the Company as its Applicable Lending Office with respect to such Uncommitted Advance.
          ~~“Applicable Utilization Fee Rate” means, for each day on which the Utilization Ratio exceeds 0.50, a rate per annum equal to (i) 0.05000% if on such date the Company’s outstanding Long-Term Indebtedness is rated A- or higher by Standard & Poor’s, A3 or higher by Moody’s, or A- or higher by Fitch, and (ii) 0.1000% if on such date clause (i) is inapplicable (including if such Long-Term Indebtedness is no longer rated by any agency); provided that if the respective levels of the Company’s outstanding Long-Term Indebtedness credit ratings differ, the “Applicable Utilization Fee Rate” will be determined based on, (a) if two of the ratings are at the same level and the other rating is one level higher or lower than those same ratings, the level~~

~~corresponding the two same ratings shall apply, (b) if two of the ratings are at the same level and the other rating is two or more levels above the two same ratings, the level corresponding to the rating that is one level above these same ratings shall apply, (c) if two of the ratings are at the same level and the other rating is two or more levels below these same ratings, the level corresponding to the rating that is one level below the two same ratings shall apply and (d) if each of the three ratings fall within different levels, then the level corresponding to the rating that is in between the highest and the lowest ratings shall apply.~~
          “Approved Electronic Communications” means each Communication that any Borrower is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Borrower to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any notice of borrowing, letter of credit request, swing loan request, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion or continuation of an existing, Borrowing, (ii) any notice pursuant to Section 2.07(a) and Section 2.07(b) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article 3 or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.
          “Approved Electronic Platform” has the meaning provided in Section 8.02(b).
          “Assignment and Acceptance” means an assignment and acceptance accepted by the Administrative Agent in substantially the form of Exhibit G hereto.
          “Attributable Debt” means, in respect of any lease transaction described in Section 5.02(c), as of the date of determination, the lesser of (i) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments or, if such interest factor cannot readily be determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Currency” means either Dollars or an Alternate Currency.
          “Current Termination Date” has the meaning provided in Section 2.01(d)(i).
          “Declining Lender” has the meaning provided in Section 2.01(d)(ii).
          “Default” means an event which would constitute an Event of Default but for the giving of notice, the lapse of time or both.
          “Designated Borrowers” means any Subsidiary of the Company as to which a Designation Letter has been delivered to the Administrative Agent in accordance with and together with the other documents required by Section 2.14, and no Termination Letter has been delivered to the Administrative Agent thereunder.
          “Designation Letter” has the meaning provided in Section 2.l4.
          “Dollar Equivalent” means, with respect to any amount denominated in an Alternate Currency on any date, the amount of Dollars that would be required to purchase such amount of such Alternate Currency at or about 11:00 A.M. (Local Time) on such date, for delivery two Business Days later, as determined by the Administrative Agent on the basis of the spot selling rate for the offering of such Alternate Currency for Dollars in the London foreign exchange market, determinations thereof made in good faith by the Administrative Agent to be conclusive and binding on the parties in the absence of manifest error.
          “Dollars” and “$” mean lawful money of the United States of America.
          “Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance, the Additional Commitment Agreement or the accession agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to the Company and the Administrative Agent.
          “EBITDA” means, for any period, the sum (without duplication) for the Company and its Consolidated Subsidiaries on a consolidated basis of the following: (a) net income for such period plus (b) to the extent deducted in determining net income for such period, the sum of (i) depreciation and amortization for such period, (ii) Interest Expense for such period and (iii) taxes for such period. Notwithstanding the foregoing, in calculating EBITDA for any period that includes one or more Restructuring Periods, EBITDA shall be increased by an amount equal to the Applicable Restructuring Charges for any such Restructuring Periods.
     As used herein:
     “Restructuring Period” means (a) each fiscal quarter of the Company during its fiscal year ending in 2008 and (b) if the Company reports taking any restructuring charges during any quarter of its fiscal year ending in 2009 in the Company’s Exchange Act disclosure documents filed with the Securities and Exchange Commission on Forms

8K, 10K or 10Q (or their equivalents) (the Company’s “SEC Filings”), each such fiscal quarter of the Company during its fiscal year ending in 2009.
          “Applicable Restructuring Charge” means
     (a) for the Restructuring Period that is the Company’s first quarter of its fiscal year ending in 2008, $3,300,000; for the Restructuring Period that is the Company’s second quarter of its fiscal year ending in 2008, $16,900,000; for the Restructuring Period that is the Company’s third quarter of its fiscal year ending in 2008, $4,800,000 and for the Restructuring Period that is the Company’s fourth quarter of its fiscal year ending in 2008, $60,600,000; and
     (b) for any Restructuring Period falling in the Company’s fiscal year ending in 2009, the restructuring charges reported in the Company’s SEC Filings in such fiscal quarter; provided that the sum of the Applicable Restructuring Charges for all of the Restructuring Periods in the Company’s fiscal year ending in 2009 will not exceed $50,000,000 in the aggregate.
          “Effective Date” has the meaning provided in Section 3.01.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successors thereto, and the regulations promulgated and the rulings found thereunder.
          “ERISA Controlled Group” means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations promulgated under ERISA.
          “ERISA Person” has the meaning provided in Section 3(9) of ERISA for the term “person.”
          “ERISA Plan” means (i) any Plan that (x) is not a Multiemployer Plan and (y) has Unfunded Benefit Liabilities in excess of $20,000,000 and (ii) any Plan that is a Multiemployer Plan.
          “ESOP” means Stanley Account Value Plan or any successor plan.
          “Euro” has the meaning provided in Section 2.15.
          “Eurocurrency Liabilities” has the meaning provided in Regulation D (or any successor regulation) of the Federal Reserve Board, as in effect from time to time.
          “Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance, the Additional Commitment Agreement or the accession agreement pursuant to which it became a Lender (or, if no such office of such Lender is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify in writing to the Company and the Administrative Agent.

          “Eurocurrency Rate” means, for any Interest Period:
          (a) for each Eurocurrency Rate Advance denominated in Dollars comprising part of the same Committed Borrowing, an interest rate per annum equal to the offered rate for deposits in such Currency as quoted on the relevant Screen Page at 11:00 A.M. (London time) two London Banking Days before the first day of such Interest Period in an amount substantially equal to the Reference Bank’s Eurocurrency Rate Advance comprising part of such Committed Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period;
          (b) for each Eurocurrency Rate Advance denominated in Pounds Sterling comprising part of the same Committed Borrowing, (i) an interest rate per annum equal to the offered rate for deposits in such Currency as quoted on the relevant Screen Page at 11:00 A.M. (London time) on the first day of such Interest Period, for a period equal to such Interest Period plus (ii) the MCR Cost, if any; or
          (c) for each Eurocurrency Rate Advance denominated in Euros comprising part of the same Committed Borrowing, (i) an interest rate per annum equal to the offered rate for deposits in such Currency as quoted on the relevant Screen Page at 11:00 A.M. (Brussels time) two TARGET Days before the first day of such Interest Period, for a period equal to such Interest Period plus (ii) the MCR Cost, if any.
          “Eurocurrency Rate Advance” means a Committed Advance that bears interest as provided in Section 2.05(b).
          “Eurocurrency Rate Reserve Percentage” for any Lender for any Eurocurrency Rate Advances owing to such Lender means the reserve percentage applicable two Business Days before the first day of the applicable Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to the applicable Interest Period.
          “Events of Default” has the meaning provided in Section 6.01.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
          “Excluded Representation” means the representation and warranty set forth in Section 4.01(g).
          “Existing Credit Agreement” has the meaning provided in the recitals of this Agreement.
          “GAAP” means United States generally accepted accounting principles as in effect from time to time.

          “Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.
          “Indebtedness” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capital Lease obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, and (vii) all indebtedness of such Person in respect of Hedge Agreements.
          “Information Memorandum” means the document in the form approved by the Company concerning the Borrowers and their Subsidiaries which, at the Company’s request and on its behalf, was prepared in relation to this transaction and distributed by the Lead Arrangers to selected financial institutions before the date of this Agreement.
          “Initial Lenders” has the meaning provided in the first paragraph of this Agreement.
          “Interest Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.
          “Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate amount of interest reported in respect of such period on the Indebtedness of the Company and its Consolidated Subsidiaries on a consolidated basis, including, without limitation, the interest portion of payments under Capital Lease obligations and any capitalized interest but excluding imputed (non-cash) interest expense in respect of convertible bonds issued by the Company or any of its Consolidated Subsidiaries as calculated in accordance with the Financial Accounting Standards Board’s Staff Position Accounting Principles Board Opinion No. 14-1 (“Accounting for Convertible Debt Instruments That May be Settled in Cash upon Conversion (Including Partial Cash Settlement)”), minus (i) interest income of the Company and its Consolidated Subsidiaries on a consolidated basis reported in respect of such period and (ii) interest on deferred compensation reported in respect of such period.
          “Interest Period” means, for each Eurocurrency Rate Advance comprising part of the same Committed Borrowing, each Floating Rate Advance comprising part of the same Uncommitted Borrowing and each Fixed Rate Advance comprising part of the same Uncommitted Borrowing, the period commencing on the date of such Advance or the date of the continuation of such Eurocurrency Rate Advance or the date of the conversion of any Base Rate
          “Uncommitted Note” has the meaning provided in Section 2.11.
          “Unfunded Benefit Liabilities” means with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions prescribed by the PBGC for the purpose of Section 4044 of ERISA).
          ~~“Utilization Ratio” means, at any time, the ratio of (i) the aggregate outstanding principal amount of the Advances at such time to (ii) the aggregate amount of the Commitments at such time.~~
          SECTION 1.02. Computation of Time Periods; Terms Generally. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
          SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
     SECTION 2.01. The Commitment. (a) The Committed Advances. (i) Each Lender agrees, on the terms and conditions hereinafter set forth to make Committed Advances to the Company and any Designated Borrower in Dollars or an Alternate Currency from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding (1) such Lender’s Commitment minus (2) such Lender’s Pro Rata Share of the aggregate principal amount of all Uncommitted Advances then outstanding; provided that (A) at no time shall the aggregate outstanding principal amount of all Advances exceed the total amount of the Commitments at such time; and (B) at no time shall the Dollar Equivalent of the aggregate outstanding principal amount of all Committed Advances denominated in an Alternate Currency to the Borrowers exceed the Foreign Currency Sublimit.
     (ii) Within the limits of each Lender’s Commitment and subject to the limitation set forth in Section 2.07(c), each Borrower may borrow, repay, prepay (as provided in Section 2.07) and reborrow such amount or any portion thereof.
          (f) Failure to Make Advances. The failure of any Lender to make the Committed Advance to be made by it as part of any Committed Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Committed Advance on the date of such Committed Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Committed Advance to be made by such other Lender on the date of any Committed Borrowing.

          SECTION 2.03. Fees. (a) Facility Fee. The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee in Dollars on the aggregate amount of such Lender’s Commitment (whether or not utilized and, after the Termination Date (or, for any Declining Lender, after the Current Termination Date applicable to such Lender), on the aggregate outstanding principal amount of the Advances of such Lender, if any) from the date hereof in the case of each Lender and, in the case of each Person which becomes a Lender pursuant to Section 8.07, from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender and, in the case of a Person becoming a Lender pursuant to Section 2.01(c) or 2.01(d), from the effective date specified in the accession agreement or Additional Commitment Agreement, as applicable, pursuant to which it became a Lender, until the Termination Date at the Applicable Facility Fee Rate, payable quarterly in arrears on the last day of each March, June, September and December during the term hereof and on the Termination Date. All computations of the facility fee shall be based on a year of 360 days.
          (b) Administrative Agent’s Fees. The Company shall pay to the Administrative Agent in Dollars for its own account such fees as may from time to time be agreed between the Company and the Administrative Agent.
          ~~(c) Utilization Fee. Each Borrower shall pay to the Administrative Agent for the pro rata account of the Lenders a utilization fee on the outstanding principal amount of the Advances made to it (which fee shall be payable in the Currency in which such Advances were denominated), for each day on which the Utilization Ratio exceeds 0.50 and for each day after the Termination Date regardless of the Utilization Ratio, at a rate per annum equal to the Applicable Utilization Fee Rate, payable on each day on which a payment of interest is due under Section 2.05.~~
          SECTION 2.04. Continuation and Conversion. (a) General. Subject to the other provisions hereof, each Borrower shall have the option (i) to convert all or any part of an outstanding Committed Borrowing consisting of Base Rate Advances to a Committed Borrowing consisting of Eurocurrency Rate Advances, (ii) to convert all or any part of an outstanding Committed Borrowing in Dollars consisting of Eurocurrency Rate Advances to a Committed Borrowing consisting of Base Rate Advances, or (iii) to continue all or any part of an outstanding Committed Borrowing consisting of Eurocurrency Rate Advances as a Committed Borrowing consisting of Eurocurrency Rate Advances for an additional Interest Period; provided that no Committed Borrowing consisting of Eurocurrency Rate Advances shall be so converted other than as contemplated by Section 2.02(c) or continued, until the expiration of the Interest Period applicable thereto.
          (b) Notice of Conversion or Continuation. In order to elect to convert or continue a Committed Borrowing hereunder, the Company (on its own behalf or on behalf of any Designated Borrower) shall deliver an irrevocable notice thereof (a “Notice of Conversion or Continuation”) to the Administrative Agent by telecopier or by telephone confirmed immediately in writing, no later than (i) 11:00 A.M., (New York City time) on the proposed conversion date in the case of a conversion to Base Rate Advances and (ii) no earlier than 9:00 A.M. (New York City time) and no later than 4:00 P.M. (New York City time) on the third Business Day in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, Eurocurrency Rate Advances, substantially in the form of Exhibit B hereto. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and Type of the Advances to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, Eurocurrency Rate Advances, the requested Interest Period. The relevant Eurocurrency Rate for such Interest Period in the case of a conversion to, or a continuation of, Eurocurrency Rate Advances shall be determined in the manner provided in

Section 2.02(a) as if such conversion or continuation is instead new Eurocurrency Rate Advances in such amount, on such date and for such Interest Period. If the Company fails to give a Notice of Conversion or Continuation with respect to an outstanding Committed Borrowing consisting of Eurocurrency Rate Advances in Dollars as provided in clause (ii) above, the Company shall be deemed to have converted such Eurocurrency Rate Advances into Base Rate Advances in accordance with this Section 2.04 if such Advances are outstanding after the last day of the Interest Period with respect thereto. If the Company fails to give a Notice of Conversion or Continuation with respect to an outstanding Committed Borrowing consisting of Eurocurrency Rate Advances in an Alternate Currency as provided in clause (ii) above, the Company shall be deemed to have converted such Eurocurrency Rate Advances into a Eurocurrency Rate Advance with an Interest Period of one (1) month in accordance with this Section 2.04 if such Advances are outstanding after the last day of the Interest Period with respect thereto.
          SECTION 2.05. Interest on Advances. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date the proceeds of such Advance are made available to such Borrower until such principal amount shall be paid in full, at the following rates per annum:
     (a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal to the Base Rate in effect from time to time, payable in arrears quarterly on the last Business Day of each fiscal quarter during the period such Base Rate Advance remains outstanding and on the date such Base Rate Advance shall be paid in full;
     (b) Eurocurrency Rate Advances. If such Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Eurocurrency Margin for such ~~Advance~~Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period;
     (c) Floating Rate Advances. If such Advance is a Floating Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Floating Rate for such Interest Period quoted by such Lender in accordance with Section 2.13, payable in arrears on the last Business Day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period;
          (c) Payment of Taxes. The Company shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by the Company or such Subsidiaries, except (x) as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP and (y) where such nonpayment could not reasonably be expected to result in a Material Adverse Effect.
          (d) Preservation of Corporate Existence. Except as otherwise permitted by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, do all things necessary to preserve, renew and keep in full force and effect its corporate existence and the licenses, permits, rights and franchises necessary to the proper conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.
          (e) Maintenance of Books and Records. The Company will maintain financial records in accordance with GAAP, consistently applied. The representatives of the Administrative Agent or any of the Lenders shall have the right to visit and inspect any of the properties of the Company and of any of its Subsidiaries, to examine their books of account and records and take notes and make transcripts therefrom, and to discuss their affairs, finances and accounts with, and be advised as to the same by, their officers upon reasonable prior notice at such reasonable times and intervals as may be requested (subject to the standard policies of the Company and its Subsidiaries as to access, safety and, without prejudice to the reasonable requirements of lending institutions and their regulatory supervisors, confidentiality).
          (f) Interest Coverage Ratio. The Company shall maintain, for each period of four consecutive fiscal quarters of the Company, an Interest Coverage Ratio of not less than ~~5.00~~3.50 to 1.00.
          SECTION 5.02. Negative Covenants. So long as any Advance or any other amount owing hereunder shall remain unpaid or any Lender shall have any Commitment hereunder:
          (a) No Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any Principal Property now owned or hereafter acquired (unless the Company secures the Advances made hereunder equally and ratably with such Lien), other than:
     (i) Liens existing and disclosed to the Lenders in writing prior to the date hereof;
     (ii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
     (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course